PennantPark Investment Corporation Increases Credit Facility to $380 Million

NEW YORK, NY -- (Marketwire - February 22, 2012) - PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) announced today that it has entered into an amended and restated, multi-currency, senior secured revolving credit facility (the "Credit Facility") with certain lenders, which increased the size of the Credit Facility from $315 million to $380 million. SunTrust Robinson Humphrey, Inc. and J.P. Morgan Securities LLC acted as joint lead arrangers and joint book runners, SunTrust Bank acted as administrative agent and JPMorgan Chase Bank, N.A. acted as syndication agent of the Credit Facility. The Credit Facility contains an accordion feature whereby it can be expanded to $600 million if certain conditions are satisfied.

The definitive agreements relating to the Credit Facility were executed on February 21, 2012. Pricing is set at LIBOR plus 275 basis points. The Credit Facility has a four-year maturity, with a one-year term out period following its third year. The Credit Facility has the same security as our previous credit facility and includes customary covenants, including minimum asset coverage and minimum equity.

"We are pleased to have amended and restated our Credit Facility to this new size and duration. This long-term Credit Facility nicely complements our permanent equity base and our long-term, 10-year SBA financing. We are delighted to have received strong support from existing lenders and welcome new relationships who have joined our growing list of lending partners," said Chairman and Chief Executive Officer Arthur H. Penn.

ABOUT PENNANTPARK INVESTMENT CORPORATION
PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made in this press release. All forward-looking statements speak only as of the date of this press release.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com